                                                                     EXHIBIT 4.3

                                   EXHIBIT A
                             (Face of Senior Note)

THE SENIOR NOTES EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE SEPARATELY FROM THE WARRANTS ORIGINALLY SOLD AS A UNIT WITH SUCH SENIOR NOTES UNTIL THE EARLIER OF (i) 90 DAYS FROM THE DATE OF ISSUANCE, (ii) SUCH DATE AS THE BEAR, STEARNS & CO. INC, CHASE SECURITIES INC. AND NATIONSBANC CAPITAL MARKETS, INC. MAY, IN THEIR DISCRETION, DEEM APPROPRIATE, (iii) IN THE EVENT A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE) OCCURS, THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF THE SENIOR NOTES AND (iv) THE DATE ON WHICH THE EXCHANGE OFFER (AS DEFINED IN THE INDENTURE) IS CONSUMMATED.

FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $497.59, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $762.41, THE ISSUE DATE IS __________, 1996 AND THE YIELD TO MATURITY IS 14.07% PER ANNUM.

                13% Series [A/B] Senior Discount Notes due 2003

No.                                                           $_______________
CUSIP NO.
         __________

                       HYPERION TELECOMMUNICATIONS, INC.

promises to pay to
                  _____________________________________

or registered assigns,

the principal sum of $

dollars on April 15, 2003.

Interest Payment Dates: April 15 and October 15, of each year, commencing October 15, 2001.

Record Dates:  April 1 and October 1
Dated: __________,1996

                               HYPERION TELECOMMUNICATIONS, INC.

                               By:______________________________
                                  Name:  Daniel R. Milliard
                                  Title:  President and Secretary

                               By:______________________________
                                  Name:  Randolph S. Fowler
                                  Title:  Vice President and Assistant Secretary

                                                  (SEAL)

This is one of the Global
Senior Notes referred to in the
within-mentioned Indenture:

BANK OF MONTREAL TRUST COMPANY
as Trustee

By:__________________________________
Name:
Title:

                             (Back of Senior Note)
                13% Series [A/B] Senior Discount Notes due 2003

          [Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Senior Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/


          THE SENIOR NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SENIOR NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SENIOR NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE SENIOR NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF HYPERION TELECOMMUNICATIONS, INC. (THE "COMPANY") THAT (A) SUCH SENIOR NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SENIOR NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


     1. Interest. Hyperion Telecommunications, Inc., a Delaware corporation (the "Company"),

- -------------
1. This paragraph should be included only if the Senior Note is issued in global form.

promises to pay interest on the principal amount of this Senior Note in the manner specified below. Interest will not accrue prior to April 15, 2001. Thereafter, interest will accrue at the rate of 13% per annum from April 15, 2001 until maturity (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement) and will be payable semi-annually in cash on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), commencing April 15, 2001. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date or if no interest has been paid, from April 15, 2001. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section
2.13 of the Indenture with respect to defaulted interest. The Senior Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium on, all Global Notes and all other Senior Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Bank of Montreal Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Senior Notes under an Indenture dated as of April 15, 1996 ("Indenture") between the Company and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Senior Notes are senior unsecured obligations of the Company limited to $329.0 million in aggregate principal amount at maturity.

     5.  Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Senior Notes prior to April 15, 2001. Thereafter, the Company shall have the option to redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount, of, if such redemption occurs prior to April 15, 2001, the Accreted Value) set forth below plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:



          Year                                     Percentage
          ----                                     ----------
          2001.................................      106.5%
          2002 and thereafter..................      100.0%



      (b) Notwithstanding the foregoing, the Company, on or prior to April 15, 1999, may redeem up to a maximum of 25% of the aggregate principal amount of the Senior Notes then outstanding at a redemption price of 113.0% of the Accreted Value thereof, with the net proceeds from either (i) an Initial Public Offering of the common stock of the Company or (ii) a sale of the Capital Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions for at least $25.0 million; provided that, in either case, at least 75% in aggregate principal amount of the Senior Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Initial Public Offering or such sale to a Strategic Investor, as the case may be.

   6.  Mandatory Redemption.

   Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

   7.  Repurchase at Option of Holder.

   (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to each Holder of the Senior Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (or, in the case of repurchases of the Senior Notes prior to April 15, 2001, at a purchase price equal to 101% of the Accreted Value thereof as of the date of repurchase) (in either case, the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

   (b) If the Company or any Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company shall offer to purchase from all Holders of Senior Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase (or, in the case of repurchases of the Senior Notes prior to

April 15, 2001, at a purchase price equal to 100% of the Accreted Value thereof as of the date of repurchase), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount thereof, plus accrued and unpaid interest to the date of repurchase (or, in the case of repurchases of the Senior Notes prior to April 15, 2001, at a purchase price equal to 100% of the Accreted Value thereof as of the date of repurchase) is less than the Excess Proceeds, the Company may use such remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate amount of Senior Notes surrendered by Holders thereof plus accrued and unpaid interest to the date of repurchase (or, in the case of repurchases of Senior Notes prior to April 15, 2001, the Accreted Value thereof as of the date of repurchase) exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Holders of the Senior Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Notes purchased by completing the form titled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes.

   8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Senior Notes or portions thereof called for redemption.

   9. Denominations, Transfer, Exchange. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of the Senior Notes may be registered and the Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

   10. Persons Deemed Owners. The registered Holder of a Senior Note may be treated as its owner for all purposes.

   11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes, and any existing default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes. Without the consent of any Holder of a Senior Note, the Indenture or the Senior Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

   12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Notes; (ii) default in payment when due of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise,
(iii) failure by the Company to comply with Section 4.07, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company to comply with Section 4.09 of the Indenture; provided that in the event that the Company fails to comply with
Section 4.09 of the Indenture because indebtedness is deemed to be incurred by a Restricted Joint Venture solely as a result of such Restricted Joint Venture ceasing to be a Restricted Joint Venture as a result of (x) the loss of a Local Partner or (y) the loss of management control of such Restricted Joint Venture, and such failure continues for 90 days; (v) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Senior Notes then outstanding to comply with certain other agreements in the Indenture or the Senior Notes; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity;
(vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any Joint Venture that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken together, would, constitute a Significant Subsidiary, all outstanding Senior Notes shall become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

   13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

   14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

   15. Authentication. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

   16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

   17. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of the Senior Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of April 15, 1996, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

   18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

   The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Hyperion Telecommunications, Inc.
         5 West Third Street
         Coudersport, Pennsylvania  16915
         Telecopy:  (814) 274-8631
         Attention:  Daniel R. Milliard

                                Assignment Form


To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to


                 (Insert assignee's soc. sec. or tax I.D. no.)








             (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.



Date:


             Your Signature:
             (Sign exactly as your name appears on the face of this Senior Note)


Signature Guarantee.

                       Option of Holder to Elect Purchase

      If you want to elect to have this Senior Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

      [ ] Section 4.10       [ ] Section 4.15

      If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date:                  Your Signature:
                          (Sign exactly as your name appears on the Senior Note)

                       Tax Identification No.:____________________


Signature Guarantee.

                                   EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SENIOR NOTES

Re:  13% Senior Discount Notes due 2003 of Hyperion Telecommunications, Inc.

   This Certificate relates to $329,000,000 principal amount of Senior Notes held in * ________ book-entry or *_______ definitive form by ___________________
(the "Transferor").

The Transferor*:

   [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Senior Note or Senior Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

   [ ] has requested the Trustee by written order to exchange or register the transfer of a Senior Note or Senior Notes.

      In connection with such request and in respect of each such Senior Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Senior Notes and as provided in
Section 2.06 of such Indenture, the transfer of this Senior Note does not require registration under the Securities Act (as defined below) because:*

   [ ] Such Senior Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

   [ ] Such Senior Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i)(B) of the Indenture).



_______________
*Check applicable box.

   [ ] Such Senior Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

   [ ] Such Senior Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A or Rule 144 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).



                              [INSERT NAME OF TRANSFEROR]


                              By:



Date:



_______________
*Check applicable box.